Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces Second Quarter 2016 Financial Results

Company Delivers Second Quarter 2016 Revenue of $101.7 Million,
Operating Cash Flow of $32.3 Million and GAAP Diluted Earnings per Share of $0.33
Carlsbad, Calif. – August 8, 2016 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio frequency (RF) and mixed-signal integrated circuits for cable and satellite broadband communications, the connected home, and for data center, metro, and long-haul fiber networks, and wireless infrastructure today announced financial results for the second quarter ended June 30, 2016.
Management Commentary
“We are pleased to announce strong second quarter 2016 revenue of $101.7 million, consistent with prior guidance, representing a decrease of approximately 1 percent sequentially, and an increase of 44 percent year-over-year. The continued strength in revenues were accompanied by sequential expansion in both GAAP and non-GAAP gross margins to 61.9 percent and 63.8 percent, respectively. There was sequential expansion in both GAAP and non-GAAP operating margins to 22 percent and 34 percent, respectively. We had another strong quarter of operating cash flow, one in which we generated approximately $32.3 million. The strong financial results were achieved through a combination of continued tight operating expense management, sustained momentum in the ramp of our high-speed optical interconnect solutions and stronger than expected seasonal strength in our cable CPE markets. These positive revenue growth drivers were offset by anticipated softness in our legacy video SoC shipments and softness in satellite analog channel stacking outdoor units,” commented Kishore Seendripu, Ph.D., Chairman and CEO.
“With the completion of the acquisitions on April 28, 2016 and July 1, 2016 of Microsemi Corporation’s wireless infrastructure access line business and Broadcom’s wireless infrastructure backhaul business, we are excited by the increasing scale and diversification of our strategic wireless infrastructure footprint. We are not only aggressively increasing our analog and mixed-signal content in our broadband access and connectivity platforms addressing broadband service provider markets, but we are also accelerating our expansion into the large wired and wireless infrastructure markets,” continued Kishore Seendripu, Ph.D., Chairman and CEO.
Generally Accepted Accounting Principles (GAAP) Results
Net revenue for the second quarter 2016 was $101.7 million, a decrease of 1 percent compared to the first quarter 2016, and an increase of 44 percent compared to the second quarter 2015. Gross margin for the second quarter 2016 was 61.9 percent of revenue, compared to 59.6 percent for the first quarter 2016, and 38.0 percent for the second quarter 2015.
Operating expenses were $40.5 million, $39.5 million and $59.0 million for the second quarter 2016, first quarter 2016 and second quarter 2015, respectively. Operating expenses increased 3 percent compared to the first quarter 2016, and decreased 31 percent compared to the second quarter 2015. Operating expenses as a percentage of revenue were 40 percent for the second quarter 2016, 38 percent for the first quarter 2016 and 83 percent for the second quarter 2015. Operating margins were 22 percent, 21 percent and (45) percent for the second quarter 2016, first quarter 2016 and second quarter 2015, respectively.
Net income for the second quarter 2016 was $22.6 million, or $0.33 per share (diluted). These results compare to net income of $20.7 million, or $0.31 per share (diluted), for the first quarter 2016, and net loss of $30.6 million, or net loss of $0.58 per share (diluted), for the second quarter 2015.
Gross margin, operating margin and net loss for the second quarter 2015 includes a non-recurring charge of $13.3 million for amortization of step-up of inventory to fair value related to our acquisition of Entropic in April 2015.

Cash flow provided by operations for the second quarter 2016 totaled $32.3 million, compared to cash provided by operations of $39.0 million for the first quarter 2016, and cash provided by operations of $4.6 million for the second quarter 2015. The $6.6 million sequential quarterly decrease in cash flow provided by operations is primarily attributable to greater revenue linearity in the current quarter versus the prior quarter.
Cash, cash equivalents and investments totaled $176.5 million at June 30, 2016, compared to $166.8 million at March 31, 2016, and $82.1 million at June 30, 2015. The $176.5 million at June 30, 2016 reflects $21.0 million of cash paid for our acquisition of wireless infrastructure access line business in April 2016.
Non-GAAP Results
Non-GAAP gross margin for the second quarter 2016 was 63.8 percent of revenue, compared to 61.3 percent for the first quarter 2016, and 58.4 percent for the second quarter 2015.
Non-GAAP operating expenses were $30.6 million, $29.4 million and $29.3 million for the second quarter 2016, first quarter 2016 and second quarter 2015, respectively. Non-GAAP operating expenses increased 4 percent when compared to the first quarter 2016, and increased 4 percent when compared to second quarter 2015. Non-GAAP operating expenses as a percentage of revenue were 30 percent, 29 percent and 41 percent for the second quarter 2016, first quarter 2016 and second quarter 2015, respectively. Non-GAAP operating margins were 34 percent, 33 percent and 17 percent for the second quarter 2016, first quarter 2016 and second quarter 2015, respectively.
Non-GAAP net income for the second quarter 2016 was $33.9 million, or $0.50 per share (diluted), compared to $32.7 million, or $0.49 per share (diluted), for the first quarter 2016, and $11.9 million, or $0.22 per share (diluted), for the second quarter 2015.
Third Quarter 2016 Revenue and Gross Margin Guidance
We expect revenue in the third quarter 2016 to be between $94 million and $98 million, GAAP gross margin to be approximately 58.5 percent to 60 percent of revenue, and non-GAAP gross margin to be 63 percent to 64 percent of revenue. Our estimates of forward-looking non-GAAP gross margins exclude estimates for stock-based compensation expense, bonus accruals, acquisition related expenses, and restructuring changes, each of which is described in more detail below under the caption “Use of Non-GAAP Financial Measures.” The timing and amounts of these material amounts needed to estimate non-GAAP financial measures are inherently unpredictable or outside our control to predict. Accordingly, we cannot provide a quantitative reconciliation of non-GAAP gross margin without unreasonable effort. Material changes to any of these items could have a significant effect on our guidance and future GAAP results.
Conference Call Details
MaxLinear will host its second quarter financial results conference call today, August 8, 2016 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-855-629-3857 / International: 1-661-378-9892 with conference ID: 50359443. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until August 22, 2016. A replay of the conference call will also be available until August 22, 2016 by dialing toll free: 1-855-859-2056 and referencing passcode: 50359443.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for third quarter 2016 revenue and gross margin). These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. The closing of recent acquisitions of wireless infrastructure assets from Microsemi and Broadcom present particular risks associated with our ability to integrate the acquired businesses, and maintain relationships with employees, customers, and vendors. In addition, our current expectations with respect to the size of the available market and growth opportunities in future years are subject to substantial management assumptions that are themselves subject to material risks and uncertainties. Additional risks and uncertainties that could affect our assumptions and expectations with respect to the completed acquisitions that also generally affect our business, operating results, financial condition, and stock price, include, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry, including pending litigation against us by a third party in the United States District Court in Delaware; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2015 as amended by Amendment No. 1 filed with the SEC on April 28, 2016; our subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and for the quarter ended June 30, 2016, which expect to file shortly; and our Current Reports on Form 8-K. In addition, when available, investors should review the information to be set forth under the caption “Risk Factors” in MaxLinear’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements are based on the estimates, projections and assumptions of management as of August 8, 2016, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income, gross margin, operating expenses, operating expenses as a percentage of revenue, operating margins and earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2016, which we currently intend to settle in shares of our class A common stock; (iii) an accrual related to our performance based bonus plan for 2015, which we settled in shares of our class A common stock in 2015 and 2016; (iv) an accrual related to our performance based bonus plan for 2014, which we settled in stock in May 2015; (v) amortization of purchased intangible assets; (vi) severance charges related to our acquisition of Entropic in 2015; (vii) restricted merger proceeds and contingent consideration and incentive award; (viii) acquisition and integration costs related to our recently completed acquisitions; (ix) professional fees and settlement costs related to our previously disclosed IP litigation matters; (x) restructuring charges related to our acquisition of Entropic; and (xi) release of valuation allowance due to net deferred tax liability acquired. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear.
Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the first and second half of the 2015 performance periods were settled through the issuance of shares of Class A common stock under our equity incentive plans in August 2015 and May 2016, and we currently expect that bonus payments under our 2016 programs for the first half of 2016 will also be settled in Class A common stock in August 2016. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Restricted stock units granted under our equity incentive plan to Physpeed continuing employees if certain 2015 and 2016 revenue targets are met contingent upon continued employment reflect a non-cash charge that we exclude from non-GAAP net income.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets, acquisition and integration costs primarily consisting of professional and consulting fees, restricted merger proceeds which represent merger proceeds held back from the former principal shareholders of Physpeed which will be paid on a quarterly basis through October 31, 2016 and the change in fair value of contingent consideration.
Restructuring charges incurred are related to our restructuring plan which addresses issues primarily relating to the integration of the Company and Entropic businesses. Severance charges incurred relate primarily to our exit of research and development activities in Shanghai, China, and other non-recurring charges related to the termination of employees and transitional employees from the Entropic acquisition in 2015.
Expenses incurred in relation to our intellectual property litigation include professional fees incurred.
The acquisitions of Entropic and Physpeed resulted in a net deferred tax liability, which led to the release of valuation allowance and a benefit (provision) for income taxes.
The tax impact of total non-GAAP measures at the effective tax rate that would be in effect considering the non-GAAP measures is included in non-GAAP income tax expense and non-GAAP net income. The amounts presented for non-GAAP income tax expense, non-GAAP net income, and non-GAAP basic and diluted earnings per share for the three and six months ended June 30, 2015 and for the three months ended March 31, 2016 have been adjusted to conform with current period presentation.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, we have not provided a reconciliation for non-GAAP guidance provided for the third quarter 2016.
About MaxLinear, Inc.

MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF) and mixed-signal integrated circuits for cable and satellite broadband communications, the connected home, data center, metro, long-haul fiber networks, and wireless infrastructure markets. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contact:
Gideon Massey
Investor Relations Specialist
Tel: 949-333-0056
gmassey@maxlinear.com
MaxLinear, Inc. Corporate Contact:
Adam Spice
Chief Financial Officer
Tel: 949-333-0092

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	June 30, 2016(1)	March 31, 2016(2)	June 30, 2015(3)
Net revenue	$101,687	$102,685	$70,824
Cost of net revenue	38,774	41,515	43,882
Gross profit	62,913	61,170	26,942
Operating expenses:
Research and development	24,037	23,752	23,993
Selling, general and administrative	16,505	13,610	23,620
Restructuring charges	—	2,106	11,389
Total operating expenses	40,542	39,468	59,002
Income (loss) from operations	22,371	21,702	(32,060)
Interest income	167	170	51
Other income (expense), net	124	(198)	(22)
Income (loss) before income taxes	22,662	21,674	(32,031)
Provision for income taxes (income tax benefit)	78	993	(1,384)
Net income (loss)	$22,584	$20,681	$(30,647)
Net income (loss) per share:
Basic	$0.36	$0.33	$(0.58)
Diluted	$0.33	$0.31	$(0.58)
Shares used to compute net income (loss) per share:
Basic	63,470	62,585	52,586
Diluted	67,520	66,643	52,586
___________________________________________
(1) We adopted ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting in the second quarter of 2016, and included excess tax benefits in the provision for income taxes instead of in additional paid-in capital. As a result, when computing diluted EPS using the treasury stock method, fewer hypothetical shares can be repurchased resulting in a greater number of incremental shares being issued upon the exercise of share-based payment awards. The impact of adoption for the three months ended June 30, 2016 was a reduction to the provision for income taxes and increase to net income of $3.5 million and increase to basic earnings per share of $0.06 and diluted earnings per share of $0.04. Diluted earnings per share for the three months ended June 30, 2016 was also impacted by an increase of 910,000 shares in the number of incremental shares used in computing diluted EPS.
(2) The adoption of ASU No. 2016-09 also resulted in the following changes to previously reported amounts for the three months ended March 31, 2016:

	Three months ended March 31, 2016
	As reported	As adjusted
	(in thousands, except per share amounts)
Provision for income taxes	$2,558	$993
Net income	$19,116	$20,681
Basic earnings per share	$0.31	$0.33
Diluted earnings per share	$0.29	$0.31
Diluted weighted average shares outstanding	65,818	66,643

(3) Includes two months of Entropic operations.

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Six Months Ended
	June 30, 2016(1)	June 30, 2015 (2)
Net revenue	$204,372	$106,220
Cost of net revenue	80,289	57,607
Gross profit	124,083	48,613
Operating expenses:
Research and development	47,789	39,274
Selling, general and administrative	30,115	34,564
Restructuring charges	2,106	11,389
Total operating expenses	80,010	85,227
Income (loss) from operations	44,073	(36,614)
Interest income	337	121
Other expense, net	(74)	(56)
Income (loss) before income taxes	44,336	(36,549)
Provision for income taxes (income tax benefit)	1,071	(1,180)
Net income (loss)	$43,265	$(35,369)
Net income (loss) per share:
Basic	$0.69	$(0.78)
Diluted	$0.64	$(0.78)
Shares used to compute net income (loss) per share:
Basic	63,056	45,367
Diluted	67,110	45,367
___________________________________________
(1) We adopted ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting in the second quarter of 2016, and included excess tax benefits in the provision for income taxes instead of additional paid-in capital. As a result, when computing diluted EPS using the treasury stock method, fewer hypothetical shares can be repurchased resulting in a greater number of incremental shares being issued upon the exercise of share-based payment awards. The impact of adoption for the six months ended June 30, 2016 was a reduction to the provision for income taxes and increase to net income of $5.1 million and increase to basic earnings per share of $0.08 and diluted earnings per share of $0.06. Diluted earnings per share for the six months ended June 30, 2016 was also impacted by an increase of 868,000 shares in the number of incremental shares used in computing diluted EPS.

(2) Includes two months of Entropic operations.

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Operating Activities
Net income (loss)	$22,584	$20,681	$(30,647)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Amortization and depreciation	4,163	5,772	12,227
Provision for inventory reserves	(29)	38	—
Amortization (reduction in) of investment premiums, net	(66)	149	55
Amortization of inventory step-up	336	—	13,286
Stock-based compensation	5,102	5,109	6,301
Deferred income taxes	(100)	233	(1,960)
Loss on disposal of property and equipment	48	—	—
Gain on sale of available-for-sale securities	(50)	—	—
(Gain) loss on foreign currency	(170)	124	—
Excess tax benefits on stock based awards	(3,549)	(1,565)	—
Change in fair value of contingent consideration	24	86	51
Impairment of leases	—	—	5,593
Changes in operating assets and liabilities:
Accounts receivable	(3,300)	1,359	8,319
Inventory	4,425	2,984	(9,659)
Prepaid and other assets	1,611	(2,416)	3,800
Accounts payable, accrued expenses and other current liabilities	1,887	3,080	(2,581)
Accrued compensation	309	3,231	(371)
Deferred revenue and deferred profit	(725)	2,457	502
Accrued price protection liability	(173)	(1,583)	(372)
Other long-term liabilities	18	(785)	90
Net cash provided by operating activities	32,345	38,954	4,634
Investing Activities
Purchases of property and equipment	(1,488)	(3,222)	(436)
Purchases of intangible assets	(390)	—	—
Cash used in acquisition, net of cash acquired	(21,000)	—	(3,615)
Purchases of available-for-sale securities	(9,504)	(37,773)	(3,815)
Maturities of available-for-sale securities	70,711	10,300	36,918
Net cash provided by (used in) investing activities	38,329	(30,695)	29,052
Financing Activities
Repurchases of common stock	—	(3)	(101)
Net proceeds from issuance of common stock	2,558	1,727	3,207
Minimum tax withholding paid on behalf of employees for restricted stock units	(2,501)	(1,092)	(2,896)
Equity issuance costs	—	—	(8)
Net cash provided by financing activities	57	632	202
Effect of exchange rate changes on cash and cash equivalents	11	(7)	74
Increase in cash and cash equivalents	70,742	8,884	33,962
Cash and cash equivalents at beginning of period	76,840	67,956	22,769
Cash and cash equivalents at end of period	$147,582	$76,840	$56,731

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30, 2016	June 30, 2015 (1)
Operating Activities
Net income (loss)	$43,265	$(35,369)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Amortization and depreciation	9,935	13,866
Provision for inventory reserves	9	—
Amortization of investment premiums, net	83	204
Amortization of inventory step-up	336	13,286
Stock-based compensation	10,211	10,020
Deferred income taxes	133	(1,960)
Loss on disposal of property and equipment	48	—
Gain on sale of available-for-sale securities	(50)	—
Change in fair value of contingent consideration	110	(132)
Impairment of leases	—	5,593
Gain on foreign currency	(46)	—
Excess tax benefits on stock based awards	(5,114)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,941)	6,176
Inventory	7,409	(11,650)
Prepaid and other assets	(805)	3,384
Accounts payable, accrued expenses and other current liabilities	4,967	434
Accrued compensation	3,540	1,503
Deferred revenue and deferred profit	1,732	523
Accrued price protection liability	(1,756)	2,275
Other long-term liabilities	(767)	249
Net cash provided by operating activities	71,299	8,402
Investing Activities
Purchases of property and equipment	(4,710)	(1,460)
Purchases of intangible assets	(390)	—
Cash used in acquisition, net of cash acquired	(21,000)	(3,615)
Purchases of available-for-sale securities	(47,277)	(19,968)
Maturities of available-for-sale securities	81,011	53,108
Net cash provided by investing activities	7,634	28,065
Financing Activities
Repurchases of common stock	(3)	(101)
Net proceeds from issuance of common stock	4,285	3,455
Minimum tax withholding paid on behalf of employees for restricted stock units	(3,593)	(3,161)
Equity issuance costs	—	(705)
Net cash provided by (used in) financing activities	689	(512)
Effect of exchange rate changes on cash and cash equivalents	4	80
Increase in cash and cash equivalents	79,626	36,035
Cash and cash equivalents at beginning of period	67,956	20,696
Cash and cash equivalents at end of period	$147,582	$56,731
___________________________________________
(1) Includes two months of Entropic cash flows.

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2016	March 31, 2016	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$147,582	76,840	$56,731
Short-term investments, available-for-sale	28,899	73,210	16,638
Accounts receivable, net	44,340	41,040	41,561
Inventory	25,604	29,421	38,822
Prepaid expenses and other current assets	4,982	$6,185	5,297
Total current assets	251,407	226,696	159,049
Property and equipment, net	21,134	21,538	23,123
Long-term investments, available-for-sale	—	16,782	8,706
Intangible assets, net	60,675	49,293	93,377
Goodwill	56,714	49,779	48,888
Other long-term assets	1,982	2,169	6,158
Total assets	$391,912	$366,257	$339,301

Liabilities and stockholders’ equity
Current liabilities	$55,620	$61,709	$74,236
Other long-term liabilities	15,104	14,968	10,723
Total stockholders’ equity	321,188	289,580	254,342
Total liabilities and stockholders’ equity	$391,912	$366,257	$339,301

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
GAAP cost of net revenue	$38,774	$41,515	$43,882
Stock based compensation	(51)	(43)	(61)
Performance based equity	165	(101)	(6)
Amortization of inventory step-up	(336)	—	(13,286)
Amortization of purchased intangible assets	(1,787)	(1,582)	(1,052)
Non-GAAP cost of net revenue	36,765	39,789	29,477

GAAP R&D expenses	24,037	23,752	23,993
Stock based compensation	(3,136)	(3,063)	(3,053)
Incentive award compensation	(168)	(216)	(269)
Performance based equity	(1,555)	(1,181)	(1,210)
Amortization of purchased intangible assets	(148)	(96)	(96)
Restricted merger proceeds and contingent consideration	(208)	(208)	(208)
Non-GAAP R&D expenses	18,822	18,988	19,157

GAAP SG&A expenses	16,505	13,610	23,620
Stock based compensation	(1,696)	(1,737)	(1,680)
Incentive award compensation	(51)	(50)	(16)
Performance based equity	(787)	(595)	(540)
Amortization of purchased intangible assets	(662)	(296)	(7,985)
Acquisition and integration costs	(1,338)	76	(2,813)
Restricted merger proceeds and contingent consideration	(24)	(86)	(51)
Severance charges	—	—	(38)
IP litigation costs, net	(197)	(462)	(364)
Non-GAAP SG&A expenses	11,750	10,460	10,133

GAAP restructuring expenses	—	2,106	11,389
Restructuring charges	—	(2,106)	(11,389)
Non-GAAP restructuring expenses	—	—	—

GAAP income (loss) before income taxes	22,662	21,674	(32,031)
Total non-GAAP adjustments	11,979	11,746	44,117
Non-GAAP income before income taxes	34,641	33,420	12,086

GAAP income tax expense (benefit)	78	993	(1,384)
Tax impact of non-GAAP adjustments	670	(271)	(387)
Record valuation allowance due to net deferred liability acquired	—	—	1,933
Non-GAAP income tax expense	748	722	162

GAAP net income (loss)	22,584	20,681	(30,647)
Total non-GAAP adjustments before income taxes	11,979	11,746	44,117
Total tax adjustments	670	(271)	1,546
Non-GAAP net income	$33,893	$32,698	$11,924

Shares used in computing non-GAAP basic net income per share	63,470	62,585	52,586
Shares used in computing GAAP diluted net income (loss) per share	67,520	66,643	52,586
Dilutive common stock equivalents	—	—	2,536
Shares used in computing non-GAAP diluted net income per share	67,520	66,643	55,122
Non-GAAP basic net income per share	$0.53	$0.52	$0.23
Non-GAAP diluted net income per share	$0.50	$0.49	$0.22

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Six Months Ended
	June 30, 2016	June 30, 2015
GAAP cost of net revenue	$80,289	$57,607
Stock based compensation	(94)	(96)
Performance based equity	64	(11)
Amortization of inventory step-up	(336)	(13,286)
Amortization of purchased intangible assets	(3,369)	(1,052)
Non-GAAP cost of net revenue	76,554	43,162

GAAP R&D expenses	47,789	39,274
Stock based compensation	(6,199)	(5,393)
Incentive award compensation	(384)	(192)
Performance based equity	(2,736)	(1,600)
Amortization of purchased intangible assets	(244)	(212)
Severance charges	—	(665)
Restricted merger proceeds and contingent consideration	(416)	(416)
Non-GAAP R&D expenses	37,810	30,796

GAAP SG&A expenses	30,115	34,564
Stock based compensation	(3,433)	(3,024)
Incentive award compensation	(101)	(7)
Performance based equity	(1,382)	(895)
Amortization of purchased intangible assets	(958)	(7,985)
Acquisition and integration costs	(1,262)	(5,317)
Restricted merger proceeds and contingent consideration	(110)	131
Severance charges	—	(45)
IP litigation costs, net	(659)	(991)
Non-GAAP SG&A expenses	22,210	16,431

GAAP restructuring expenses	2,106	11,389
Restructuring charges	(2,106)	(11,389)
Non-GAAP restructuring expenses	—	—

GAAP income (loss) before income taxes	44,336	(36,549)
Total non-GAAP adjustments	23,725	52,445
Non-GAAP income before income taxes	68,061	15,896

GAAP income tax expense (benefit)	1,071	(1,180)
Tax impact of non-GAAP adjustments	399	(540)
Record valuation allowance due to net deferred liability acquired	—	1,933
Non-GAAP income tax expense	1,470	213

GAAP net income (loss)	43,265	(35,369)
Total non-GAAP adjustments before income taxes	23,725	52,445
Total tax adjustments	399	1,393
Non-GAAP net income	$66,591	$15,683

Shares used in computing non-GAAP basic net income per share	63,056	45,367
Shares used in computing GAAP diluted net income (loss) per share	67,110	45,367
Dilutive common stock equivalents	—	2,281
Shares used in computing non-GAAP diluted net income per share	67,110	47,648
Non-GAAP basic net income per share	$1.06	$0.35
Non-GAAP diluted net income per share	$0.99	$0.33

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
GAAP cost of net revenue	38.1%	40.4%	62.0%
Stock based compensation	(0.1)%	—%	(0.1)%
Performance based equity	0.2%	(0.1)%	—%
Amortization of inventory step-up	(0.3)%	—%	(18.8)%
Amortization of purchased intangible assets	(1.7)%	(1.6)%	(1.5)%
Non-GAAP cost of net revenue	36.2%	38.7%	41.6%

GAAP R&D expenses	23.6%	23.1%	33.9%
Stock based compensation	(3.1)%	(3.0)%	(4.3)%
Incentive award compensation	(0.2)%	(0.2)%	(0.5)%
Performance based equity	(1.5)%	(1.1)%	(1.7)%
Amortization of purchased intangible assets	(0.1)%	(0.1)%	(0.1)%
Restricted merger proceeds and contingent consideration	(0.2)%	(0.2)%	(0.3)%
Non-GAAP R&D expenses	18.5%	18.5%	27.0%

GAAP SG&A expenses	16.2%	13.3%	33.4%
Stock based compensation	(1.7)%	(1.7)%	(2.4)%
Incentive award compensation	—%	—%	—%
Performance based equity	(0.8)%	(0.6)%	(0.8)%
Amortization of purchased intangible assets	(0.6)%	(0.3)%	(11.3)%
Acquisition and integration costs	(1.3)%	0.1%	(4.0)%
Restricted merger proceeds and contingent consideration	—%	(0.1)%	(0.1)%
Severance charges	—%	—%	—%
IP litigation costs, net	(0.2)%	(0.5)%	(0.5)%
Non-GAAP SG&A expenses	11.6%	10.2%	14.3%

GAAP restructuring expenses	—%	2.1%	16.1%
Restructuring Charges	—%	(2.1)%	(16.1)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP income (loss) before income taxes	22.3%	21.1%	(45.2)%
Total non-GAAP adjustments before income taxes	11.8%	11.4%	62.3%
Non-GAAP income before income taxes	34.1%	32.5%	17.1%

GAAP income tax expense (benefit)	0.1%	1.0%	(2.0)%
Tax impact of non-GAAP adjustments	0.7%	(0.3)%	(0.5)%
Record valuation allowance due to net deferred liability acquired	—%	—%	2.7%
Non-GAAP income tax expense (benefit)	0.8%	0.7%	0.2%

GAAP net income (loss)	22.2%	20.1%	(43.3)%
Total non-GAAP adjustments before income taxes	11.8%	11.4%	62.3%
Total tax adjustments	0.7%	(0.3)%	2.2%
Non-GAAP net income	33.3%	31.8%	16.8%

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Six Months Ended
	June 30, 2016	June 30, 2015
GAAP cost of net revenue	39.3%	54.2%
Stock based compensation	—%	(0.1)%
Performance based equity	—%	—%
Amortization of inventory step-up	(0.2)%	(12.5)%
Amortization of purchased intangible assets	(1.6)%	(1.0)%
Non-GAAP cost of net revenue	37.5%	40.6%

GAAP R&D expenses	23.3%	37.0%
Stock based compensation	(3.0)%	(5.1)%
Incentive award compensation	(0.2)%	(0.2)%
Performance based equity	(1.3)%	(1.5)%
Amortization of purchased intangible assets	(0.1)%	(0.2)%
Severance charges	—%	(0.6)%
Restricted merger proceeds and contingent consideration	(0.2)%	(0.4)%
Non-GAAP R&D expenses	18.5%	29.0%

GAAP SG&A expenses	14.7%	32.5%
Stock based compensation	(1.7)%	(2.9)%
Performance based equity	(0.7)%	(0.8)%
Amortization of purchased intangible assets	(0.4)%	(7.5)%
Acquisition and integration costs	(0.6)%	(5.0)%
Restricted merger proceeds and contingent consideration	(0.1)%	0.1%
Severance charges	—%	—%
IP litigation costs, net	(0.3)%	(0.9)%
Non-GAAP SG&A expenses	10.9%	15.5%

GAAP restructuring expenses	1.0%	10.7%
Restructuring Charges	(1.0)%	(10.7)%
Non-GAAP restructuring expenses	—%	—%

GAAP income (loss) before income taxes	21.7%	(34.4)%
Total non-GAAP adjustments before income taxes	11.6%	49.4%
Non-GAAP income before income taxes	33.3%	15.0%

GAAP income tax expense (benefit)	0.5%	(1.1)%
Tax impact of non-GAAP adjustments	0.2%	(0.5)%
Record valuation allowance due to net deferred liability acquired	—%	1.8%
Non-GAAP income tax expense (benefit)	0.7%	0.2%

GAAP net income (loss)	21.2%	(33.3)%
Total non-GAAP adjustments before income taxes	11.6%	49.4%
Total tax adjustments	0.2%	1.3%
Non-GAAP net income	32.6%	14.8%